As filed with the U.S. Securities and Exchange Commission on September 18, 2024.

Registration No. 333-267461

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________

AMENDMENT NO. 11
TO
FORM F-1
REGISTRATION STATEMENT
Under
The Securities Act of 1933

___________________________

AGIIPLUS INC.

(Exact name of Registrant as specified in its charter)

___________________________

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7380	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Level B1, Building 3, No. 1-10
Lane 1500, Kongjiang Rd.
Yangpu, Shanghai 200093

People’s Republic of China
Tel: +86(21) 5151-4881

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

___________________________

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

___________________________

Copies to:

Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 (212) 530-2210	Sanny Choi, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, NY12207 (646) 386 8128

___________________________

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________

†        The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 11 is being filed solely for the purpose of filing and re-filing certain exhibits, which include exhibits 1.1, 23.1, 23.2 and 107, to the registration statement on Form F-1 (File No. 333-267461), or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 11 does not contain copies of the prospectuses included in the Registration Statement, which remain unchanged from Amendment No. 10 to the Registration Statement filed on July 19, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.       Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to the public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

Our post-offering memorandum and articles of association that will become effective upon effectiveness of our registration statement on Form F-1 (File No. 333-267461) provide that each officer or director of our company (but not auditors) shall be indemnified out of our assets against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his or her duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Under the form of indemnification agreement filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.       Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. We believe that our issuances of options to our employees, directors, officers and consultants were exempt from registration under the Securities Act in reliance on Rule 701 under the Securities Act. No underwriters were involved in these issuances of securities.

Purchaser	Date of Issuance	Number of Securities	Consideration (US$)
Ordinary Shares
Ogier Global Subscriber (Cayman) Limited	February 18, 2021	1	US$	0.0001
J.distrii Holdings Limited	February 18, 2021	10,239,694	US$	1,023.97
Kitedge Holdings limited	February 18, 2021	935,607	US$	93.56
Royhon Holdings Limited	February 18, 2021	909,618	US$	90.96
Landed Holdings Limited	February 18, 2021	909,618	US$	90.96
Mark Chen Holdings Limited	February 18, 2021	649,727	US$	64.97
United Mission Holdings Limited	February 18, 2021	360,960	US$	36.10
Spacii Holdings Limited	February 18, 2021	216,575	US$	21.66
Maxoffice Holdings Limited	February 18, 2021	216,576	US$	21.66
Ningbo Nayun Limited	August 16, 2021	3,253,033	US$	325.30
J.distrii Holdings Limited	October 28, 2022	6,621,520	US$	662.22
Kitedge Holdings limited	October 28, 2022	608,503	US$	60.85
Royhon Holdings Limited	October 28, 2022	591,814	US$	59.18
Landed Holdings Limited	October 28, 2022	591,814	US$	59.18

Purchaser	Date of Issuance	Number of Securities	Consideration (US$)
Mark Chen Holdings Limited	October 28, 2022	424,932	US$	42.49
United Mission Holdings Limited	October 28, 2022	239,507	US$	23.95
Maxoffice Holdings Limited	October 28, 2022	146,794	US$	14.68
TAN Wee Kiat	October 28, 2022	46,356	US$	4.64
Ningbo Nayun Limited	October 28, 2022	2,088,212	US$	208.82
Ordinary Shares to be Issued Pursuant to Binding Share Purchase Agreements
Hongling Zhang	September 21, 2022(1)	123,810	US$	371,429
Jun Zhao	October 13, 2022(1)	100,000	US$	300,000
Yan Zhao	November 21, 2022(1)	238,000	US$	714,000
Yuhua Song	November 28, 2022(1)	190,000	US$	570,000
Xiaochong Sun	November 29, 2022(1)	70,000	US$	210,000
Min Luo	January 18, 2023(1)	476,190	US$	1,428,571
Yuxiang Chen	February 9, 2023(1)	88,365	US$	265,096
Ying Wang	February 10, 2023(1)	100,638	US$	301,915
Jiali Li	March 4, 2023(1)	50,000	US$	150,000
Xinyi Cai	March 10, 2023(1)	5,715	US$	20,003
KUMZUN WEALTH BERHAD	March 14, 2023(1)	100,000	US$	350,000
Zhang You Kang	March 15, 2023(1)	5,715	US$	20,003
HONGKONG KAZI INTERNATIONAL GROUP CO., LIMITED	March 15, 2023(1)	1,666,667	US$	5,000,000
AOJIE INTELLIGENT MANUFACTURING CO., LIMITED	March 16, 2023(1)	30,000	US$	105,000
Weijian Lin	March 29, 2023(1)	50,000	US$	150,000
Guangzhi Guan	April 4, 2023(1)	200,000	US$	600,000
Zixuan Gao	May 10, 2023(1)	131,580	US$	500,004
Yan Zhou	May 25, 2023(1)	40,000	US$	152,000
Yanjun Xing	May 27, 2023(1)	34,000	US$	129,200
Jiazhong Wang	June 5, 2023(1)	37,100	US$	140,980
Mingsheng Zhang	June 9, 2023(1)	20,107	US$	76,406
Yuhan Guan	November 6, 2023(1)	35,245	US$	133,931
Yuhan Guan	December 8, 2023(1)	37,200	US$	111,600
Yongshi Liu	January 13, 2024(1)	372,034	US$	1,116,103
Xiaochong Sun	January 15, 2024(1)	220,000	US$	660,000
Guangzhi Guan	January 15, 2024(1)	447,000	US$	1,341,000
Songxian Tan	January 15, 2024(1)	100,000	US$	300,000
Zhe Liu	January 15, 2024(1)	93,009	US$	279,026
Series Pre-A Convertible Redeemable Participating Preferred Shares
H World Holdings Singapore Pte. Ltd.	August 16, 2021	7,603,902	US$	760.39
City Connected Communities Pte. Ltd.	August 16, 2021	7,226,017	US$	722.60
H World Holdings Singapore Pte. Ltd.	October 28, 2022	4,882,655	US$	488.27
City Connected Communities Pte. Ltd.	October 28, 2022	4,640,006	US$	464.00
Series A Convertible Redeemable Participating Preferred Shares
King Inspiration Limited	August 16, 2021	5,203,252	US$	520.33
Junzi Holdings Limited	August 16, 2021	3,468,835	US$	346.88
City Connected Communities Pte. Ltd.	August 16, 2021	2,168,022	US$	216.80
King Inspiration Limited	October 28, 2022	3,341,138	US$	334.11
Junzi Holdings Limited	October 28, 2022	2,227,426	US$	222.74
City Connected Communities Pte. Ltd.	October 28, 2022	1,392,141	US$	139.21

Purchaser	Date of Issuance	Number of Securities		Consideration (US$)
Series A+ Convertible Redeemable Participating Preferred Shares
City Connected Communities Pte. Ltd.	August 16, 2021	4,956,198		US$	495.62
King Inspiration Limited	August 16, 2021	1,362,857		US$	136.29
City Connected Communities Pte. Ltd.	October 28, 2022	3,182,499		US$	318.25
King Inspiration Limited	October 28, 2022	875,125		US$	87.51
Convertible Promissory Notes
US$1.0 million Convertible Promissory Note Held By Kinfolk Investments Holding Pte Ltd.	November 15, 2022	222,222 to 296,296	(2)	US$	1,000,000
RMB7 million (US$1.0 million) Convertible Promissory Note Held By King Inspiration Limited	March 17, 2023	356,099	(3)	US$	1,045,072
RMB50 million (US$7.5 million) Convertible Promissory Note Held By City Connected Communities Pte. Ltd.	March 17, 2023	2,543,564	(4)	US$	7,464,803

____________

(1)      Represents the date such investor entered into an applicable share purchase agreement with us. We expect shares to be delivered to such investor upon the closing of this offering.

(2)      Represents the range of Class A ordinary shares we may issue to Kinfolk Investments Holding Pte Ltd. in the event that it converts the note into our Class A ordinary shares, if the conditions described below are met.

(3)      Represents the number of Series A+ convertible redeemable participating preferred shares we may issue to King Inspiration Limited in the event that it converts the note into our Series A+ convertible redeemable participating preferred shares, if the conditions described below are met.

(4)      Represents the number of Series A+ convertible redeemable participating preferred shares we may issue to City Connected Communities Pte. Ltd. in the event that it converts the note into our Series A+ convertible redeemable participating preferred shares, if the conditions described below are met.

From September 2022 to January 2024, we entered into a series of share purchase agreements with several individual and institutional investors, and none of individual investors is a resident of the U.S. and none of the institutional investors is formed in the U.S. or has its principal place of business in the U.S., pursuant to which we sold 5,056,660 shares of the Company at a price of ranging from $3.0 to $3.8 per share for an aggregate consideration of $15,476,262, and we expect such shares to be delivered to the investors upon the closing of this offering. We plan to use the $15,476,262 in proceeds for general corporate purposes, which may include working capital needs and other corporate uses.

On November 15, 2022, we entered into a convertible promissory note with Kinfolk Investments Holding Pte Ltd., pursuant to which we issued a note to the Kinfolk Investments Holding Pte Ltd.in the principal sum of US$1.0 million, with maturity date on the later of (i) the 18-month anniversary of the date we received the principal, or (ii) the six-month anniversary of this offering. If the closing of this offering occurs prior to 18-month anniversary of the date we received the principal, Kinfolk Investments Holding Pte Ltd. may convert the note into Class A ordinary shares of the Company beginning from the six-month anniversary of the closing of this offering until the maturity date, at a per share conversion price equal to 75% of the initial public offering price. Kinfolk Investments Holding Pte Ltd. will not obtain the economic, voting or other rights associated with our Class A ordinary shares until it has converted the note into Class A ordinary shares and received the same. We plan to use the $1,000,000 in proceeds for general corporate purposes, which may include working capital needs and other corporate uses.

On August 16, 2021, AgiiPlus entered into share repurchase agreements with King Inspiration Limited and City Connected Communities Pte. Ltd., holders of AgiiPlus’ Series A+ convertible redeemable participating preferred shares, respectively, under which both of King Inspiration Limited and City Connected Communities Pte. Ltd. have the right to require AgiiPlus to repurchase a certain number of Series A+ convertible redeemable participating preferred shares (356,099 in the case of King Inspiration Limited, and 2,543,564 in the case of City Connected Communities Pte. Ltd., after taking into account the share issuance in October 2022 and the March 2023 Share Surrender referenced in the paragraph below), at an aggregate purchase price of RMB7 million (US$1.0 million) in the case of King Inspiration Limited, and RMB50 million (US$7.5 million) in the case of City Connected Communities Pte. Ltd., by issuing convertible promissory notes, provided that AgiiPlus fails to become listed on an overseas stock exchange on or before June 30, 2022.

On March 17, 2023, King Inspiration Limited and City Connected Communities Pte. Ltd. exercised their rights under the share repurchase agreements. As a result, AgiiPlus repurchased 356,099 Series A+ convertible redeemable participating preferred shares held by King Inspiration Limited by issuing RMB7 million (US$1.0 million) convertible promissory note to King Inspiration Limited, and repurchased 2,543,564 Series A+ convertible redeemable participating preferred shares held by City Connected Communities Pte. Ltd. by issuing RMB50 million (US$7.5 million) convertible promissory note to City Connected Communities Pte. Ltd. Each of the convertible promissory notes was issued with maturity date on the first anniversary of the issuance date, and may be extended for another one year if mutually agreed upon by us and such note holder. Prior to the earliest to occur of (i) the maturity date of the note, (ii) the completion of this offering, and (iii) the seventh (7th) business day following the execution of transaction documents in connection with any subsequent financing of the Company, each of King Inspiration Limited and City Connected Communities Pte. Ltd. retains the right to convert the convertible promissory notes into Series A+ convertible redeemable participating preferred shares of the Company, with such number being 356,099 shares in case of King Inspiration Limited and 2,543,564 shares in case of City Connected Communities Pte. Ltd. We have received and used the proceeds raised under the two convertible promissory notes for business expansion and general corporate purposes.

On March 16, 2023, each of our shareholders executed a surrender letter, pursuant to which each shareholder irrevocably surrendered to the Company for cancellation and for nil consideration, such number of shares equal to one half (1/2) of the number of shares held by such shareholder prior to this transaction (the “March 2023 Share Surrender”). Through a set of director resolutions dated March 16, 2023, the Company accepts the March 2023 Share Surrender. The March 2023 Share Surrender shall be deemed as equivalent to a consolidation of the Company’s issued and outstanding share capital of two (2) shares into one (1), and the economic rights of our ordinary shares and preferred shares held by each shareholder prior to and after the March 2023 Share Surrender shall remain unchanged, which rights include, but are not limited to, dividend, liquidation, conversion, and redemption rights.

Item 8.       Exhibits and Financial Statement Schedules

(a)    Exhibits

See Exhibits Index beginning on page II-7 of this registration statement.

(b)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

Item 9.       Undertakings

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)     If the registrant is relying on Rule 430B:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS INDEX

Exhibit Number	Description
1.1†	Form of Underwriting Agreement
3.1**	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect
3.2**	Amended and Restated Memorandum and Articles of Association of the Registrant, effective upon the closing of this offering
5.1**	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
8.1**	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included as Exhibit 99.2)
10.1**	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers
10.2**	Form of Employment Agreement between the Registrant and each of its directors and executive officers
10.4**	Form of Office (Seat) Lease Agreement with customers
10.5**	License Agreement between Shanghai Distrii Technology Development Co., Ltd. and Distrii Technology Singapore Pte. Ltd., dated May 18, 2018, as amended
10.6**	Share Repurchase Agreement between AgiiPlus Inc. and King Inspiration Limited, dated August 16, 2021, as amended on March 17, 2023
10.7**	Share Repurchase Agreement between AgiiPlus Inc. and City Connected Communities Pte. Ltd., dated August 16, 2021, as amended on March 17, 2023
10.8**	Equitable Share Mortgage between J.Distrii Global Limited, as the mortgagor, and King Inspiration Limited, as the mortgagee, in respect of shares held by the mortgagor in AgiiPlus Inc.
10.9**	Equitable Share Mortgage between J.Distrii Global Limited, as the mortgagor, and City Connected Communities Pte. Ltd., as the mortgagee, in respect of shares held by the mortgagor in AgiiPlus Inc.
10.10**	Business Cooperation Agreement between Shanghai Huiying and Shanghai Zhiban, dated May 20, 2022
10.11**	Intellectual Property Licensing Agreement between Shanghai Huiying and Shanghai Zhiban, dated May 20, 2022
10.12**	Form of Share Purchase Agreement between AgiiPlus Inc. and Investors
10.13**	Convertible Promissory Note Issued by AgiiPlus Inc. to Kinfolk Investments Holding Pte Ltd, dated November 15, 2022
10.14**	Convertible Promissory Note Issued by AgiiPlus Inc. to City Connected Communities Pte. Ltd., dated March 17, 2023
10.15**	Convertible Promissory Note Issued by AgiiPlus Inc. to King Inspiration Limited, dated March 17, 2023
10.16**	Deed of Partial Release between J.Distrii Global Limited, as the mortgagor, and King Inspiration Limited, as the mortgagee, in respect of equitable share mortgage dated August 16, 2021
10.17**	Deed of Partial Release between J.Distrii Global Limited, as the mortgagor, and City Connected Communities Pte. Ltd., as the mortgagee, in respect of equitable share mortgage dated August 16, 2021
10.18**	English translation of Form of Services Agreement with Landlords under Asset Light Model (Revenue Sharing Arrangement)
10.19**	English translation of Form of Services Agreement with Landlords under Asset Light Model (Incentive Fees Arrangement)
16.1**	Letter from MaloneBailey, LLP
21.1**	Principal Subsidiaries of the Registrant
23.1†	Consent of MaloneBailey, LLP
23.2†	Consent of Audit Alliance LLP
23.3**	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.4**	Consent of Han Kun Law Offices (included in Exhibit 99.2)
24.1**	Powers of Attorney (included on signature page)
99.1**	Code of Business Conduct and Ethics of the Registrant
99.2**	Opinion of Han Kun Law Firm regarding certain PRC law matters
99.3**	Consent of Frost & Sullivan (Beijing) Inc., Shanghai Branch Co.

Exhibit Number	Description
99.4**	Consent of Fang Xing (AgiiPlus’ director appointee)
99.5**	Consent of Yang Wang (AgiiPlus’ director appointee)
99.6**	Consent of Hongman Ma (AgiiPlus’ director appointee)
107†	Filing Fee Table

____________

†        Filed herewith.

*        To be filed by amendment

**      Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Shanghai, People’s Republic of China, on September 18, 2024.

AgiiPlus Inc.
By:	/s/ Jing Hu
	Name:	Jing Hu
	Title:	Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on September 18, 2024.

Signature	Title
*	Chief Executive Officer and Chairman of the Board of Directors
Name: Jing Hu	(principal executive officer)
*	Chief Financial Officer and Director
Name: Jing Dai (Sophia)	(principal financial and accounting officer)
*	Director, Chief Operating Officer Nominee, and General Manager, Tangtang
Name: Yong Ni (Leo)
*	Director
Name: Keming Chen
/s/ Jing Dai
Name: Jing Dai
Title: Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of AgiiPlus Inc., has signed this registration statement or amendment thereto in Newark, Delaware, United States on September 18, 2024.

Authorized U.S. Representative
By:	/s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Managing Director